Exhibit 21.1

Subsidiaries of Aetna Inc.

Listed below are subsidiaries of Aetna Inc. at December 31, 2015 with their jurisdictions of organization shown in parentheses. Subsidiaries excluded from the list below would not, in the aggregate, constitute a “significant subsidiary” of Aetna Inc., as that term is defined in Rule 1-02(w) of Regulation S-X.

•	Aetna Health Holdings, LLC (Delaware)

◦	Aetna Health of California Inc. (California)

◦	Aetna Health Inc. (Connecticut)

◦	Aetna Health Inc. (Florida)

◦	Aetna Health Inc. (Georgia)

◦	Aetna Health Inc. (Maine)

◦	Aetna Health Inc. (Michigan)

◦	Aetna Health Inc. (New Jersey)

◦	Aetna Health Inc. (New York)

▪	Aetna Better Health Inc. (New York)

◦	Aetna Health Inc. (Pennsylvania)

◦	Aetna Health Inc. (Texas)

◦	Aetna Better Health of California Inc. (California)

◦	Aetna Better Health of Iowa Inc. (Iowa)

◦	Aetna Better Health of Texas Inc. (Texas)

◦	Aetna Better Health Inc. (Georgia)

◦	Aetna HealthAssurance Pennsylvania, Inc. (Pennsylvania)

◦	Aetna Dental of California Inc. (California)

◦	Aetna Dental Inc. (New Jersey)

◦	Aetna Dental Inc. (Texas)

◦	Aetna Rx Home Delivery, LLC (Delaware)

◦	Aetna Health Management, LLC (Delaware)

◦	Aetna Ireland Inc. (Delaware)

◦	Aetna Specialty Pharmacy, LLC (Delaware)

◦	Cofinity, Inc. (Delaware)

◦	@Credentials Inc. (Delaware)

◦	Strategic Resource Company (South Carolina)

◦	Aetna Better Health Inc. (Pennsylvania)

◦	Aetna Better Health Inc. (Connecticut)

◦	Aetna Better Health Inc. (Illinois)

◦	Aetna Better Health, Inc. (Louisiana)

◦	Aetna Better Health Inc. (Florida)

◦	Aetna Better Health Inc. (Ohio)

◦	Aetna Better Health Inc. (New Jersey)

◦	Aetna Risk Assurance Company of Connecticut Inc. (Connecticut)

◦	Aetna Student Health Agency Inc. (Massachusetts)

◦	Delaware Physicians Care, Incorporated (Delaware)

◦	Schaller Anderson Medical Administrators, Incorporated (Delaware)

◦	Aetna Medicaid Administrators LLC (Arizona)

◦	iTriage, LLC (Delaware)

◦	bswift LLC (Illinois)

▪	Corporate Benefit Strategies, Inc. (Delaware)

◦	Prodigy Health Group, Inc. (Delaware)

▪	Niagara Re, Inc. (New York)

▪	Performax, Inc. (Delaware)

▪	Scrip World, LLC (Utah)

▪	Precision Benefit Services, Inc. (Delaware)

▪	American Health Holding, Inc. (Ohio)

▪	Meritain Health, Inc. (New York)

•	ADMINCO, Inc. (Arizona)

•	Administrative Enterprises, Inc. (Arizona)

•	U.S Healthcare Holdings, LLC (Ohio)

•	Prime Net, Inc. (Ohio)

•	Professional Risk Management, Inc. (Ohio)

◦	Coventry Health Care of Delaware, Inc. (Delaware)

◦	Coventry Transplant Network, Inc. (Delaware)

◦	Aetna Health Inc. (Iowa)

◦	Coventry Health Care of Nebraska, Inc. (Nebraska)

◦	Aetna Health Inc. (Louisiana)

◦	HealthAmerica Pennsylvania, Inc. (Pennsylvania)

◦	HealthAssuance Pennsylvania, Inc. (Pennsylvania)

◦	Coventry Prescription Management Services Inc. (Nevada)

◦	Coventry Health and Life Insurance Company (Missouri)

▪	Aetna Better Health of Kentucky Insurance Company (Kentucky)

◦	Coventry Health Care of Virginia, Inc. (Virginia)

◦	Coventry Health Care of Missouri, Inc. (Missouri)

◦	Aetna Better Health of Missouri LLC (Missouri)

◦	Coventry Health Care of Illinois, Inc. (Illinois)

◦	Coventry Health Care of West Virginia, Inc. (West Virginia)

◦	Coventry Health Care of the Carolinas, Inc. (North Carolina)

◦	Coventry HealthCare Management Corporation (Delaware)

◦	Coventry Health Care of Kansas, Inc. (Kansas)

◦	Coventry Health Care National Accounts, Inc. (Delaware)

◦	Aetna Better Health of Michigan Inc. (Michigan)

◦	Aetna Health of Utah Inc. (Utah)

◦	Aetna Better Health Inc. (Tennessee)

◦	Coventry Health Care National Network, Inc. (Delaware)

◦	Coventry Consumer Advantage, Inc. (Delaware)

◦	MHNet Specialty Services, LLC (Maryland)

▪	Mental Health Network of New York IPA, Inc. (New York)

▪	Mental Health Associates, Inc. (Louisiana)

▪	MHNet of Florida, Inc. (Florida)

▪	MHNet Life and Health Insurance Company (Texas)

◦	Group Dental Service, Inc. (Maryland)

▪	Group Dental Service of Maryland, Inc. (Maryland)

◦	Florida Health Plan Administrators, LLC (Florida)

▪	Coventry Health Care of Florida, Inc. (Florida)

▪	Carefree Insurance Services, Inc. (Florida)

▪	Coventry Health Plan of Florida, Inc. (Florida)

◦	First Health Group Corp. (Delaware)

▪	First Health Life & Health Insurance Company (Texas)

▪	Claims Administration Corp. (Maryland)

◦	Coventry Health Care Workers' Compensation, Inc. (Delaware)

▪	Coventry Rehabilitation Services, Inc. (Delaware)

▪	First Script Network Services, Inc. (Nevada)

▪	FOCUS HealthCare Management, Inc. (Tennessee)

▪	Medical Examinations of New York, P.C. (New York)

▪	MetraComp, Inc. (Connecticut)

•	Continental Life Insurance Company of Brentwood, Tennessee (Tennessee)

◦	American Continental Insurance Company (Tennessee)

•	Aetna Life Insurance Company (Connecticut)

◦	AHP Holdings, Inc. (Connecticut)

▪	Aetna Insurance Company of Connecticut (Connecticut)

▪	AE Fourteen, Incorporated (Connecticut)

▪	Aetna Life Assignment Company (Connecticut)

◦	Aetna ACO Holdings Inc. (Delaware)

▪	Innovation Health Holdings, LLC (Delaware)

▪	Innovation Health Insurance Company (Virginia)

▪	Innovation Health Plan, Inc. (Virginia)

◦	PE Holdings, LLC (Connecticut)

◦	Azalea Mall, L.L.C. (Delaware)

◦	Canal Place, LLC (Delaware)

◦	Aetna Ventures, LLC (Delaware)

◦	Broadspire National Services, Inc. (Florida)

◦	Aetna Multi-Strategy 1099 Fund (Delaware)

•	Phoenix Data Center Hosting Services LLC (Delaware)

•	Aetna Financial Holdings, LLC (Delaware)

◦	Aetna Asset Advisors, LLC (Delaware)

◦	U.S. Healthcare Properties, Inc. (Pennsylvania)

◦	Aetna Capital Management, LLC (Delaware)

▪	Aetna Partners Diversified Fund, LLC (Delaware)

▪	Aetna Partners Diversified Fund (Cayman), Limited (Cayman)

◦	Aetna Workers' Comp Access, LLC (Delaware)

◦	Aetna Behavioral Health, LLC (Delaware)

◦	Managed Care Coordinators, Inc. (Delaware)

◦	Horizon Behavioral Services, LLC (Delaware)

▪	Employee Assistance Services, LLC (Kentucky)

▪	Health and Human Resource Center, Inc. (California)

▪	Resources for Living, LLC (Texas)

▪	The Vasquez Group Inc. (Illinois)

▪	Work and Family Benefits, Inc. (New Jersey)

◦	Aetna Card Solutions, LLC (Connecticut)

◦	PayFlex Holdings, Inc. (Delaware)

▪	PayFlex Systems USA, Inc. (Nebraska)

•	Aetna Health and Life lnsurance Company (Connecticut)

•	Aetna Health Insurance Company (Pennsylvania)

•	Aetna Health Insurance Company of New York (New York)

•	Aetna International Inc. (Connecticut)

◦	Aetna Life & Casualty (Bermuda) Ltd. (Bermuda)

◦	Aetna Global Holdings Limited (England & Wales)

▪	Healthagen International Limited (England & Wales)

•	Futrix Limited (New Zealand)

◦	Futrix Inc. (Washington)

◦	Aetna Global Benefits (Bermuda) Limited (Bermuda)

▪	Goodhealth Worldwide (Global) Limited (Bermuda)

▪	Aetna Global Benefits (Europe) Limited (England & Wales)

▪	Aetna Global Benefits (Asia Pacific) Limited (Hong Kong)

▪	Goodhealth Worldwide (Asia) Limited (Hong Kong)

▪	Aetna Global Benefits Limited (DIFC, UAE)

▪	Spinnaker Topco Limited (Bermuda)

•	Spinnaker Bidco Limited (England and Wales)

◦	Aetna Holdco (UK) Limited (England and Wales)

▪	InterGlobal Japan Corporation Limited (Japan)

▪	Aetna Global Benefits (UK) Limited (England and Wales)

▪	Aetna Insurance Company Limited (England and Wales)

◦	Aetna Insurance (Singapore) Pte. Ltd. (Singapore)

◦	Aetna Health Insurance Company of Europe Limited (Ireland)

◦	Aetna (Shanghai) Enterprise Services Co. (China)

▪	Aetna (Beijing) Enterprise Management Services Co., Ltd. (China)

◦	Aetna Global Benefits (Singapore) PTE. LTD. (Singapore)

▪	Indian Health Organisation Private Limited (India)

•	AUSHC Holdings, Inc. (Connecticut)

◦	PHPSNE Parent Corporation (Delaware)

•	Active Health Management, Inc. (Delaware)

◦	Health Data & Management Solutions, Inc. (Delaware)

◦	Aetna Integrated Informatics, Inc. (Pennsylvania)

•	Health Re, Inc. (Vermont)

•	ASI Wings, LLC (Delaware)

•	Healthagen LLC

•	Echo Merger Sub, LLC (Delaware)

•	Echo Merger Sub, Inc. (Delaware)

•	Medicity, Inc. (Delaware)

◦	Novo Innovations, LLC (Delaware)

◦	Allviant Corporation (Delaware)